EXHIBIT 23.2

                          CONSENT OF DANIEL KENIA, P.C.

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                                                                   EXHIBIT 23.2


                     [Daniel Kenia, P.C. Letterhead Omitted]




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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     We hereby consent to the reference to our firm under the caption "Experts"
in Grange National Banc Corp.'s Registration Statement on Form S-3, filed with the Securities and Exchange Commission, and the related prospectus, for the registration of 100,000 shares of common stock. We also consent to the incorporation by reference therein of our report dated January 19, 2002, with respect to Grange National Banc Corp.'s consolidated balance sheet of Grange National Banc Corp. and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows, for the years then ended, which appears in the Annual Report on Form 10-KSB of Grange National Banc Corp. for the year ended December 31, 2000, and filed with the Commission on April 2, 2001.


                                                 /s/ Daniel Kenia
                                                 ------------------------------
                                                 Daniel Kenia, P.C.


Tunkhannock, Pennsylvania
June 27, 2002


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